EXHIBIT 24

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director of Unum Group, a Delaware corporation (the “Company”), hereby constitutes and appoints Lisa G. Iglesias and Susan N. Roth, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company's fiscal year ended December 31, 2014 on Form 10-K under the Securities Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, and any and all amendments thereto, each in such form as they or any of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney as of February 25, 2015.

/s/ Theodore H. Bunting, Jr.	/s/ Timothy F. Keaney
Theodore H. Bunting, Jr.	Timothy F. Keaney

/s/ E. Michael Caulfield	/s/ Thomas Kinser
E. Michael Caulfield	Thomas Kinser

/s/ Cynthia L. Egan	/s/ Gloria C. Larson
Cynthia L. Egan	Gloria C. Larson

/s/ Pamela H. Godwin	/s/ A.S. MacMillan, Jr.
Pamela H. Godwin	A.S. MacMillan, Jr.

/s/ Ronald E. Goldsberry	/s/ Edward J. Muhl
Ronald E. Goldsberry	Edward J. Muhl

/s/ Kevin T. Kabat	/s/ William J. Ryan
Kevin T. Kabat	William J. Ryan